Exhibit 10.3


                      FOURTH AMENDMENT TO THE NOTE PURCHASE
                     AGREEMENTS, LIMITED WAIVER AND CONSENT

     This Fourth Amendment to the Note Purchase Agreements, Limited Waiver and Consent dated as of September 11, 2002 (this "Amendment") is entered by and among Medallion Funding Corp., a New York corporation (the "Company") and each of the institutional investors named on Schedule A hereto (collectively, the "Holders"). Capitalized terms used but not defined herein shall have the meanings specified in the Existing Note Purchase Agreements (as defined below).

     WHEREAS, the Company is a party to a separate Note Purchase Agreement dated as of June 1, 1999, with each of the Holders (collectively, as amended on March 30, 2001, June 29, 2001, and April 1, 2002, the "Existing Note Purchase Agreements" and, as amended hereby, the "Note Purchase Agreements"), pursuant to which the Company issued and sold $22,500,000 aggregate principal amount of 7.20% Senior Secured Notes, Series A, due June 1, 2004, and $22,500,000 aggregate principal amount of 7.20% Senior Secured Notes, Series B, due September 1, 2004 (collectively, as amended and restated on April 1, 2002, the "Outstanding Notes" and, as amended and restated in connection with this Amendment, the "Notes").

     WHEREAS, the Company has requested certain amendments to the Existing Note Purchase Agreements and waivers of certain provisions thereof and, subject to the terms and conditions set forth herein, the Company and the Holders have agreed to amend the Existing Note Purchase Agreements and waive certain provisions thereof; and

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Existing Note Purchase Agreements as follows:

     1. Amendments to Definitions. Schedule B to the Existing Note Purchase Agreements is hereby amended by:

     (a) deleting the following definitions in their entirety:

          "Permitted Commercial Sale"

          "Permitted Sales"

          "Monthly Permitted Asset Sales"

     (b) in the definition of "Eligibility Requirements," (i) deleting the semicolon at the end of subsection (f) and inserting a comma in lieu thereof,
(ii) deleting the text "and" at the end of subsection (g), (iii) deleting the period at the end of subsection (h) and inserting a comma in lieu thereof, and
(iv) inserting the following new subsection (i) in proper alphabetical order:

     "(i) such Loan, if a Specified Loan, is a Permitted Specified Loan."

     (c) deleting the following definitions in their entirety and substituting in lieu thereof the following new definitions:



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          "Collateral" shall mean and include all existing and after-acquired interests in the assets and property of whatever nature whatsoever, real, personal or mixed, tangible or intangible, of the Company and MFCC. The term shall include the stock of Media pledged by the Parent pursuant to the terms of the Parent Pledge Agreement, the stock of MFCC pledged by the Company pursuant to the terms of the MFCC Pledge Agreement and the beneficial and ownership interests in the SPV pledged by the Company pursuant to the terms of the SPV Pledge Agreement, securing the Notes and all other property and interests in personal property that shall, from time to time, secure the Notes.

          "Collateral Agent" shall have the meaning specified in the Company Security Agreement as well as, when the context requires, the Intercreditor Agreement.

          "Dividends" shall mean for both the most recently completed fiscal quarter of the Company and its Subsidiaries and the most recently completed four fiscal quarters of the Company and its Subsidiaries, the sum of all
     (a) paid cash dividends on Capital Stock of the Company and its Subsidiaries, plus (b) accrued and unpaid cash dividends on Capital Stock of the Company and its Subsidiaries.

          "Existing Note Purchase Agreements" shall have the meaning specified in the recitals of the Fourth Amendment.

          "Guaranty" or "Guaranties" shall mean, in the singular or the plural as the context requires, the separate Guaranties from each of the Guarantors in favor of the Holders guaranteeing the payment and performance of the Company Obligations.

          "Maturity Date" shall mean the earlier of (i) August 31, 2003, and
     (ii) the date that all of the Notes shall become due and payable pursuant to Section 12.

          "Net Finance Assets" shall mean, as of any date of calculation, an amount equal to the sum of:

               (i) (A) cash of up to $5,000,000, plus (B) cash pledged to the Intercreditor Collateral Agent, for the ratable benefit of the Holders and the Funding Banks, pursuant to a cash collateral security agreement in form and substance satisfactory to the Required Holders plus (C) Short Term Investments shown on the Company's balance sheet as of such date, plus

               (ii) 83.33% of the sum, without duplication, of (A) the aggregate outstanding principal balances of, plus accrued interest (excluding deferred interest) on, all Eligible Medallion Loans and Eligible Commercial Loans shown on the Company's balance sheet as of the last day of the most recent month, minus (B) the portion, if any, of the Loans, plus accrued interest (excluding deferred interest) thereon, that the Company, in its reasonable business judgment, deems to be uncollectible or subject to classification as non-accruing, minus (C) the Eligible Loans, plus accrued interest (excluding deferred interest) thereon, which are more than 60 days past due, plus


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               (iii) 83.33% of 75% of the Eligible Medallion Loans and accrued interest (excluding deferred interest) thereon which are more than 60 days past due, but are less than 91 days past due, plus

               (iv) 83.33% of 65% of the Eligible Medallion Loans and accrued interest (excluding deferred interest) thereon which are more than 90 days past due, but are less than 121 days past due;

     provided, that if all or any part of any Medallion Loan or Commercial Loan would be excluded under any of the provisions set forth above, then the entire outstanding principal amount of, plus accrued interest (including deferred interest) on, such Medallion Loan or Commercial Loan shall be excluded.

          "Note Documents" shall mean the Note Purchase Agreements, the Other Agreements, the Notes, the Security Documents, the Intercreditor Agreement, the Collateral Agency Agreement, and all other documents, instruments, certificates and notices at any time delivered in connection with the foregoing, in each case as amended modified or restated from time to time.

          "Note Purchase Agreements" shall have the meaning specified in the recitals of the Fourth Amendment.

          "Notes" shall have the meaning specified in the recitals of the Fourth Amendment.

          "Outstanding Notes" shall have the meaning specified in the recitals of the Fourth Amendment.

          "Restricted Payment" shall mean, with respect to the Company and its Subsidiaries, any of the following: (i) the payment of any dividend on or any distribution in respect of any Capital Stock, (ii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the scheduled maturity of any Indebtedness ranked pari passu or subordinate in right of payment to the Notes or of any Indebtedness having a maturity date prior to the maturity of the Notes (other than Permitted
     Debt); (iii) when paid (or when the proceeds of which are paid) to any Person during the continuance of any Default or Event of Default, any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the scheduled maturity of any Indebtedness permitted by
     Section 10.18 hereof; (iv) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Company or its Subsidiaries (other than pursuant to and in accordance with stock option plans and other benefit plans for management or employees of the Company and its Subsidiaries, in an aggregate amount not in excess of $500,000 during any 12 month period, provided that any such redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or its Subsidiaries or of any warrants, rights or options to purchase or acquire any Capital Stock of the Company or its Subsidiaries otherwise permitted this parenthetical clause shall not be permitted following the occurrence and during the


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     continuance of any Default or Event of Default); (v) any expenditure or the incurrence of any liability to make any expenditure for any Investment not permitted by Section 10.8 hereof; (vi) when incurred during the continuance of a Default or Event of Default, any expenditure or the incurrence of any liability to make any expenditure for any Investment permitted by Section
     10.8 hereof; (vii) the payment of any principal of, interest on, or any amounts due in respect of, any Indebtedness not permitted by Section 10.18 hereof; (viii) the payment of any principal of, or interest on, or any other amounts due in respect of, any Subordinated Debt; and (ix) the setting aside of any amount or property for payment of Indebtedness described above, by means of a sinking fund, defeasance or otherwise.

          "Security Documents" shall mean the Company Security Agreement, Company Financing Statements, any Mortgage Assignment, the Parent Pledge Agreement, the MFCC Pledge Agreement, the SPV Pledge Agreement, the Guaranties, the Lockbox Agreements (as defined in the Bank Loan Agreement) and any other instruments, documents or agreements referred to herein or related hereto pursuant to which the Company or any of its Subsidiaries agrees to grant Liens in favor of the Holders.

     (d) inserting the following new definitions in proper alphabetical order therein:

          "Documentation Punch List Letter" shall mean that certain letter agreement dated on or before the Fourth Amendment Effective Date, among the Company, the Intercreditor Collateral Agent, the Agent and the Holders, which sets forth those items that are required to be completed by the Company within the applicable required periods specified therein.

          "Fourth Amendment" shall mean the Fourth Amendment to the Note Purchase Agreements, Limited Waiver and Consent dated as of September 11, 2002, by and between the Company, MFCC, Media and each of the Holders.

          "Fourth Amendment Effective Date" shall mean the date on which the Company has satisfied, to the satisfaction of each of the Holders, each of the conditions listed in Section 34 of the Fourth Amendment, as evidenced by the notice given pursuant to Section 34(c) therein.

          "Guarantor/Guarantors" Media and/or MFCC, as the context requires.

          "Media" shall mean Medallion Taxi Media, Inc., a New York corporation.

          "Merrill Lynch" shall mean Merrill Lynch Bank USA or an affiliate thereof, including any permitted assignee under the Merrill Lynch Facility.

          "Merrill Lynch Facility" shall mean the financing transaction to close on or about the Fourth Amendment Effective Date, pursuant to which the SPV will from time to time borrow money from Merrill Lynch and the SPV will from time to time use the proceeds to purchase Medallion Loans from the Company.


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          "Merrill Lynch Loan Agreement" shall mean the Loan and Security
     Agreement dated on or about the Fourth Amendment Effective Date, by and among the SPV and Merrill Lynch.

          "Permitted Specified Loans" shall mean Specified Loans that do not exceed (A) $12,000,000 for the period from and including the Fourth Amendment Effective Date to but not including the date which is ninety (90) days after the Fourth Amendment Effective Date, (B) $6,000,000 for the period from and including the date which is ninety (90) days after the Fourth Amendment Effective Date to but not including February 1, 2003, and
     (C) $0 thereafter.

          "Shared Services Agreement" shall mean that certain Shared Services Agreement dated on or about the Fourth Amendment Effective Date, between the Parent and the SPV.

          "Specified Loans" shall mean Medallion Loans existing on the Fourth Amendment Effective Date and made to borrowers that were organizations dissolved at or before the time when such Medallion Loans were made, if, at the time of reference thereto, the dissolved borrowers have not been reinstated to entity existence with the applicable department of state or secretary of state as if such dissolution had not occurred.

          "SPV" shall mean Taxi Medallion Loan Trust I, a special purpose, bankruptcy remote, Delaware business trust, established by the Company in connection with the Merrill Lynch Facility.

          "SPV Pledge Agreement" shall mean that certain Collateral Assignment of Ownership Interests dated as of September 11, 2002, by the Company in favor of the Agent and the Holders and relating to the beneficial and ownership interests in the SPV.

          "Term Loans" shall have the meaning specified in the Bank Loan Agreement, as in effect on the Fourth Amendment Effective Date.

     2. Amendment of Section 1.2 of the Existing Note Purchase Agreements.
Section 1.2 of the Existing Note Purchase Agreements is hereby amended by deleting Section 1.2 in its entirety and substituting the following new Section
1.2 in lieu thereof:

          "Section 1.2. Security for Notes. The Notes will be entitled to the benefit of the Security Documents. The Company Obligations shall be secured by a perfected first priority security interest (subject only to the Permitted Liens, if and to the extent the Permitted Liens are entitled to priority under applicable law, and to the requirements of the Intercreditor Agreement and the Collateral Agency Agreement) in substantially all of the assets of the Company and MFCC, whether now owned or hereafter acquired and wherever located, pursuant to the terms of the Security Documents, including a pledge by the Company of one hundred percent (100%) of the Capital Stock owned by the Company of each of its Subsidiaries, subject to limitations imposed by applicable law with respect to any particular Subsidiary, and to the receipt of consents (including lender consents) as may be required under other loan documents for any particular Subsidiary,


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


     provided that the Company shall have used its best efforts to obtain such consents, with the Company acknowledging that the pledge of (and subsequent enforcement of the security interest in) the stock of Media requires no such consent. In addition, the Company Obligations shall be secured by a first priority perfected pledge by the Company in favor of the Intercreditor Collateral Agent of its beneficial and ownership interests in the SPV, for the benefit of the Holders, the Agent and the Funding Banks, together with the granting by the Company of a first priority perfected security interest in favor of the Intercreditor Collateral Agent, for the benefit of the Holders, the Agent and the Funding Banks, in any claims the Company may now or hereafter have against the SPV, pursuant to the SPV Pledge Agreement, provided that, notwithstanding any provision to the contrary contained herein or in any of the Note Documents, voting, disposition or other remedies may not be exercised against such pledge or security interest until such time as the loans under the Merrill Lynch Facility have been paid or have been declared to be due and payable prior to their scheduled maturity (which for clarity shall not include rapid amortization under the Merrill Lynch Facility). The Company Obligations shall also be guaranteed by the Guarantors pursuant to the terms of the Guaranties (subject, in the case of Media, to the terms of the Collateral Agency Agreement and, in the case of MFCC, to the terms of the Intercreditor Agreement); provided, however, that the Guaranty with respect to Media shall provide that, with the prior written consent of the Agent and the Holders, which consent shall not be conditioned on any requirement to repay Indebtedness, such Guaranty of Media shall be released upon any sale, transfer, public offering, merger, consolidation or other similar event involving the change of at least 33% of the legal and beneficial ownership of Media.

     3. Amendment of Section 5.5 of the Existing Note Purchase Agreements.
Section 5.5 of the Existing Note Purchase Agreements is hereby amended by deleting Section 5.5 in its entirety and substituting the following new Section
5.5 in lieu thereof:

          "Section 5.5. Financial Condition. The consolidated balance sheets of the Company for the fiscal year ended December 31, 2001, and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, as certified by the Company's Independent Public Accountants, fairly present the consolidated financial position of the Company as of the date of each such financial statement and the consolidated results of the Company's operations and cash flows for the respective periods so specified. All such financial statements have been prepared in accordance with GAAP consistently applied on a basis consistent with that of the comparable preceding period except as set forth in the notes thereto, and since the dates of such financial statements, there has been no material adverse change in the consolidated condition, financial or otherwise, of the Company."

     4. Amendment of Section 5.22 of the Existing Note Purchase Agreements.
Section 5.22 of the Existing Note Purchase Agreements is hereby amended by deleting Section 5.22 in its entirety and substituting the following new Section
5.22 in lieu thereof:

          "Section 5.22. Priority; Continued Effectiveness. Except as otherwise permitted hereunder, the Collateral Agent, for the benefit of the Holders, has a valid and perfected


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     first priority security interest (subject to the terms of the Intercreditor
     Agreement and the Collateral Agency Agreement) in and to all Collateral, enforceable against the Company and all third parties in all relevant jurisdictions and securing the payment of the Notes and all other sums payable under or in connection with the Note Documents. Each of the Company Security Agreement, the Lockbox Agreements (as defined in the Bank Loan Agreement), the Parent Pledge Agreement and, after the execution and delivery thereof, the SPV Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Holders, a valid and perfected first priority (subject to the terms of the Intercreditor Agreement and the Collateral Agency Agreement and except as otherwise permitted hereunder) security interest in and to the Collateral described therein securing the payment of the Notes and all other sums payable under or in connection with the Note Documents. No additional Company Financing Statements are required to be filed in order to maintain the perfection and priority of the security interests created in favor of the Holders or the Collateral Agent, for the benefit of the Holders, pursuant to the Company Security Agreement, the Lockbox Agreements (as defined in the Bank Loan Agreement) the Parent Pledge Agreement and the SPV Pledge Agreement."

     5. Amendment of Section 7.1 of the Existing Note Purchase Agreements.
Section 7.1 of the Existing Note Purchase Agreements is hereby amended by:

     (a) deleting Section 7.1(h)(i) in its entirety and substituting the following new Section 7.1(h)(i) in lieu thereof:

          "(i) (A) on the Fourth Amendment Effective Date (based upon July 31, 2002 information adjusted to give effect to (1) the repayment of Loans, (2) transfers of Loans to the SPV, and (3) the transactions contemplated by Sections 10.1(a)(4)(B) and (F)), and within fifteen (15) Business Days after the end of every calendar month thereafter or at any other time upon the Holders' request, a Borrowing Base Certificate, signed by each of the chief financial officer of the Company and M.R. Weiser, Inc. ("M.R. Weiser") or another consultant satisfactory to the Company and the Holders, covering the period commencing with the first day following the last day of the period covered by the preceding Borrowing Base Certificate; and (B) concurrently with any contribution by the Company of cash or Medallion Loans to, or repurchases of Medallion Loans from, the Merrill Lynch Facility, as permitted by Section 10.1(a)(4)(D) hereof, a pro forma Borrowing Base Certificate, signed by each of the chief financial officer or the Company and M.R. Weiser or another consultant satisfactory to the Company and the Holders, demonstrating the Borrowing Base after giving effect to such contribution;"

     (b) deleting Sections 7.1(j)(iv) and (v) in their entirety and substituting in the following new Sections 7.1(j)(iv) and (v) in proper numerical order in lieu thereof:

          "(iv) Intentionally Omitted.

          (v) Intentionally Omitted."


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     6. Amendment of Section 7.3 of the Existing Note Purchase Agreements.
Section 7.3 of the Existing Note Purchase Agreements is hereby amended by deleting Section 7.3(c) in its entirety and substituting the following new
Section 7.3(c) in lieu thereof:

          "(c) Independent Firm. The Holders shall have access to M.R. Weiser at all times for, among other things, updates on the status of M.R. Weiser's work and questions about the scope and substance thereof. Kaye Scholer LLC on behalf of the Holders shall have the right to employ Nightingale & Associates LLC (or a similar consulting firm) as their financial advisors, with the expenses of such consulting firm to be for the account of the Company. Such consulting firm shall provide copies of detailed monthly bills to the Company. Such consulting firm shall have access at all times to the officers, employees, records and other information of the Company and its Subsidiaries; provided, however, that absent a Default or Event of Default, the fees and expenses thereof, together with all fees and expenses of Argus Management Corporation or any other consulting firm that may be hired by the Agent or its counsel in connection with the Bank Loan Agreement, shall not exceed, in the aggregate, (1) $75,000 per month for the period commencing on the Fourth Amendment Effective Date through the earlier to occur of the month in which the outstanding principal amount of Term Loans and Notes is less than $36,000,000 and November 30, 2002 (it being understood that such amount shall be pro rated for any partial calendar months) and (2) $37,500 per month thereafter. However, the foregoing fee limitations shall not be imposed in the event the Company fails to provide to the Holders (i) on the Fourth Amendment Effective Date and by Thursday of each calendar week thereafter, a 13-week statement of cash flows in the form being provided to the Agent and the Holders immediately prior to the Fourth Amendment Effective Date, (ii) on the Fourth Amendment Effective Date and on the 10th and 25th of each calendar month thereafter, monitoring reports (including without limitation the form of monitoring report attached hereto as Annex A), in form and substance satisfactory to the Holders, concerning the various actions proposed by the Company to comply with the schedule of Principal Payments set forth in
     Section 14.3 hereof, (iii) daily reports regarding the cash balances of the Company and its Affiliates, which reports shall be in a form reasonably acceptable to the Holders and (iv) evidence, in form and substance satisfactory to the Holders, that each of the items set forth in the Documentation Punch List Letter to be completed after the Fourth Amendment Effective Date has been completed in a manner satisfactory to the Holders on or before November 15, 2002."

     7. Amendment of Section 8.8 of the Existing Note Purchase Agreements.
Section 8.8 of the Existing Note Purchase Agreements is hereby amended by:

     (a) deleting Sections 8.8(c), (d), (e) and (f) and substituting the following new Sections 8.8(c), (d), (e) and (f) in proper alphabetical order in lieu thereof:

          "(c) Other than sales permitted pursuant to Section 10.3(b) hereof, promptly following the occurrence of any sale, transfer or other disposition of Loans, Collateral or other assets of the Company or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements, including the Bank Loan Agreement, Intercreditor Agreement and Collateral Agency Agreement), the Company shall prepay or cause its applicable Subsidiary to prepay the


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     Notes in an amount equal to the Holders' Pro Rata Share (as defined in the
     Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds thereof, in accordance with Section 5 of the Intercreditor Agreement.

          (d) Intentionally Omitted.

          (e) Intentionally Omitted.

          (f) On or before the Fourth Amendment Effective Date, upon the Company's receipt of the cash payment necessary to reduce the intercompany balance due and owing from Freshstart Venture Capital Corp. to $0, the Company shall prepay the Notes in an amount equal to the Holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds thereof, in accordance with Section 5 of the Intercreditor Agreement."

     (b) deleting Section 8.8(h) and substituting the following new Section 8.8(h) in lieu thereof:

          "(h) Prepayment of the Notes pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. Payment of the Make-Whole Amount due with respect to such prepayment shall be deferred until the earlier of
     (x) the Maturity Date and (y) the payment in full of all amounts due and payable under the Notes, provided that any amounts so deferred shall accrue interest at the same rate as the Notes during such deferral period. Any and all prepayments made pursuant to this Section 8.8 shall be allocated among all Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Any and all prepayments made pursuant to Sections 8.2 or 8.8 hereof on or after August 1, 2002, shall be applied against the monthly Principal Payments (as defined in Section 14.03) in chronological order of the dates on which such Principal Payments are required to be made pursuant to the terms of Section 14.03 hereof."

     8. Amendment of Section 9.9 of the Existing Note Purchase Agreements.
Section 9.9 of the Existing Note Purchase Agreements is hereby amended by deleting Section 9.9 in its entirety and substituting the following new Section
9.9 in lieu thereof:

          "Section 9.9. Intentionally Omitted."

     9. Amendment of Section 9.13 of the Existing Note Purchase Agreements.
Section 9.13 of the Existing Note Purchase Agreements is hereby amended by deleting Section 9.13 in its entirety and substituting the following new Section
9.13 in lieu thereof:

          "Section 9.13. Intentionally Omitted."

     10. Amendment of Section 9.14 of the Existing Note Purchase Agreements.
Section 9.14 of the Existing Note Purchase Agreements is hereby amended by deleting Section 9.14 in its entirety and substituting the following new Section
9.14 in lieu thereof:


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          "Section 9.14. Intentionally Omitted."

     11. New Section 9.15 of the Existing Note Purchase Agreements. Section 9 of the Existing Note Purchase Agreements is hereby amended by inserting, in proper numerical order, the following new Sections 9.15 and 9.16:

          "Section 9.15. Replacement of Servicer.

          (a) In the event that Merrill Lynch, at any time under the Merrill Lynch Facility, has exercised its right or has given notice that it will exercise its right to terminate the rights and obligations of the Company (or any permitted successor or assignee of the Company) as servicer under the Merrill Lynch Facility, the Company shall promptly notify the Collateral Agent and the Holders of such termination or notice to terminate and, upon such termination or in the event a notice to terminate has not been rescinded within seven (7) Business Days after the Company's receipt thereof, the Intercreditor Collateral Agent shall have the right to replace the Company as servicer with respect to the Collateral granted pursuant to the Note Documents. The Intercreditor Collateral Agent may exercise such right by giving written notice to the Company.

          (b) In the event of such replacement of the Company as servicer of the Collateral, the Company covenants (i) to safeguard the servicing records and (ii) that all funds and loan documents relating to the Collateral (collectively, the "Medallion Loan Records") shall, at the option of the Intercreditor Collateral Agent, promptly upon receipt of notice of the Intercreditor Collateral Agent's intent to appoint a new servicer for the Collateral, be submitted to the control of the Intercreditor Collateral Agent or its designee and that, on the date such notice is received, they will be transferred to the Intercreditor Collateral Agent or its designee, without prejudice to the rights, if any, of either party against the other.

          (c) Prior to the replacement of the Company as servicer of the Collateral, the Intercreditor Collateral Agent may establish with the Agent a segregated account on behalf of the Company (the "Alternate Collection Account"). From and after receipt of such notice, all collections arising with respect to the Collateral shall, whether credited to the Fleet Concentration Account (as defined in the Bank Loan Agreement) or otherwise received by the Company, the Intercreditor Collateral Agent, the Agent, any replacement servicer appointed by the Agent or any other Person, be deposited in the Alternate Collection Account. The Intercreditor Collateral Agent shall distribute the funds on deposit in the Alternate Collection Account in accordance with the terms of the Intercreditor Agreement on each date a Principal Payment is required under Section 14.3 hereof and each date interest is payable on the Notes. The Company hereby pledges to the Intercreditor Collateral Agent, for itself, the Agent, the Funding Banks and the Holders, and grants the Intercreditor Collateral Agent a security interest, in the Alternate Collection Account and all funds that may be on deposit there from time to time. The Company further covenants and agrees
     (i) to provide notification to the obligors in respect of any Medallion Loan, Commercial Loan or other Collateral to make all payments in respect of such Collateral directly to the Alternate Collection Account and


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     (ii) to otherwise cooperate with the Intercreditor Collateral Agent in ensuring that such payments are made directly to the Alternate Collection Account.

          (d) Notwithstanding any appointment of a new servicer hereunder, the Company shall not be relieved of liability for all amounts due, or responsibilities owed the Holders hereunder. The Company forthwith upon receipt of notice of the Intercreditor Collateral Agent's appointment of a new servicer for the Collateral shall (i) pay over to the Collateral Agent or its designee all amounts held by it or subsequently received by it with respect to the affected Collateral or the proceeds thereof, (ii) deliver to the Intercreditor Collateral Agent a full accounting in respect of the affected Collateral, including a statement showing the monthly payments and other amounts collected by or with respect to such Collateral and a statement of moneys held in trust by or on behalf of it for the payment of taxes, insurance premiums or other charges with respect to the affected Collateral, (iii) otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the affected Collateral to the designee selected by the Intercreditor Collateral Agent, and (iv) arrange for the physical transfer and delivery to designee selected by the Intercreditor Collateral Agent of all Collateral and copies thereof in its possession, and all Medallion Loan Records.

          Section 9.16. Deferred Amendment Fee. In the event the Term Loans have not been paid in full and all obligations outstanding under the Note Purchase Agreements (including without limitation principal, accrued interest and any Make-Whole Amounts) have not been paid in full on or before the Maturity Date, the Company agrees to pay to the Intercreditor Collateral Agent, for the pro rata account of the Funding Banks and the Holders, a deferred fee in the amount of $500,000. Such deferred fee shall be fully earned on the due date therefor and non-refundable when paid."

     12. Amendment of Section 10.1 of the Existing Note Purchase Agreements.
Section 10.1 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.1 in its entirety and substituting the following new Section
10.1 in lieu thereof:

          "Section 10.1. Transactions with Affiliates.

          (a) Subject to any additional requirements under Section 10.3 hereof, without the prior written consent of the Required Holders, the Company will not, and will not permit any of its Subsidiaries to:

               (1) enter into, or cause, suffer, or permit to exist, any transactions, including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate except in the ordinary course of business, pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company than those that would be obtainable at the time in a comparable arm's-length transaction from any Person who is not an Affiliate;

               (2) become an Affiliate of any Holder or any Affiliate of any Holder known to the Company; and the Company shall use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Holder or an Affiliate of any Holder known to the Company;

               (3) sell, discount or otherwise dispose of Loans or any Collateral to any Affiliate, or sell, discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries to any Affiliate, with or without recourse, other than to the extent permitted by Section 10.1(a)(4), Section 10.3(b) or Section 10.3(c)(2) hereof;

               (4) transfer any assets or cash to any Affiliate, other than -

                    (A) the payment to an Affiliate of such amounts as may be
               received on account of Loans serviced by the Company on such Affiliate's behalf, after deduction of management fees provided under the respective sale, transfer or participation agreement,

                    (B) on or prior to the Fourth Amendment Effective Date, the transfer of $4,100,000 to the Parent as reimbursement for allocable overhead and expenses incurred by the Parent for services rendered to or on behalf of the Company prior to July 1, 2002, provided, that arrangements satisfactory to the Agent and the Holders have been made for (i) the Parent, upon receipt of such proceeds, to make a capital contribution in the amount of $5,000,000 to Freshstart Venture Capital Corp., (ii) Freshstart Venture Capital Corp. to purchase from the Company for cash, at the outstanding principal amount thereof plus any accrued and unpaid interest and without discount thereon and pursuant to documentation all as reasonably acceptable to the Agent and the Holders, Medallion Loans that do not satisfy the Eligibility Requirements and (iii) the proceeds received by the Company to be applied pro rata to repay the Notes and the Term Loans in accordance with Section 5 of the Intercreditor Agreement within two (2) Business Days following the $4,100,000 transfer to the Parent referred to above,

                    (C) after the Fourth Amendment Effective Date, the transfer of cash reimbursements to the Parent for all allocable overhead and expenses (including salary and other usual and customary intercompany charges) incurred by the Parent for services rendered to or on behalf of the Company after July 1, 2002, in a manner consistent with the Company's existing method of allocation as of July 1, 2002,

                    (D) contributions from the Company of cash or additional
               Medallion Loans to, and/or repurchases at fair value by the Company of Medallion Loans from the SPV in connection with the Merrill Lynch Facility in order (x) to cure or prevent any borrowing base defaults or rapid amortization event under the Merrill Lynch Facility and (y) to reacquire any Medallion Loans sold to the SPV which did not at the time of such sale meet the "eligibility criteria" for sale under the terms of the

               Merrill Lynch Facility, provided, in each case, that no Event of Default shall exist with respect to the Senior Facilities and no Event of Default shall exist with respect to the Senior Facilities after giving effect to such transactions and provided further that the Company provides prior written notice to the Agent and the Holders of any such contributions and/or repurchases pursuant to this Section 10.1(a)(4)(D),

                    (E) any other transaction permitted or required under the
               Merrill Lynch Facility or the Shared Services Agreement, including without limitation additional sales of Medallion Loans by the Company to the SPV made on or after the Fourth Amendment Effective Date,

                    (F) the repurchase, at the outstanding principal amount
               thereof plus any accrued and unpaid interest and without discount thereon, of (x) participations in Medallion Loans from Freshstart Venture Capital Corp. on or prior to the Fourth Amendment Effective Date and (y) participations in Medallion Loans from Atlantic Bank as permitted by Section 10.3(b)(5) hereof, in each case solely in connection with a concurrent transfer of such Medallion Loans to the SPV in connection with the Merrill Lynch Facility so long as (i) the net proceeds from such transfer are, upon receipt, applied to repay the Term Loans and the Notes in accordance with Section 5 of the Intercreditor Agreement, (ii) after giving effect to such repurchase and application of net proceeds, no Event of Default is continuing with respect to the Bank Loan Agreement or the Note Purchase Agreements and (iii) unless otherwise approved by the Holders, the aggregate amount transferred by the Company in connection with any such repurchases does not exceed $500,000, and

                    (G) on or prior to the Fourth Amendment Effective Date, the transfer of Commercial Loans in an aggregate principal amount not to exceed $10,000,000, including any accrued and unpaid interest and without discount thereon, to the Parent in exchange for Medallion Loans of equivalent value (which determination of equivalency shall take into account any cash payment from the Company, in such amount as approved by the Holders but in no event to exceed $200,000, to achieve such equivalency and shall be satisfactory to the Holders), all pursuant to documentation reasonably acceptable to the Holders.

          (b) After the Fourth Amendment Effective Date, all intercompany transactions concerning loans serviced by the Company for any Affiliate or by any Affiliate for the Company, including, without limitation, sales, payoffs, prepayments, amortization and interest, shall be paid by the Company, and to the extent the Company has the right to do so, shall be caused by the Company to be paid by any such Affiliate, in cash on a monthly basis. In the event funds received on account of any such intercompany transaction exceed $250,000 with respect to any particular loan, settlement of such transaction shall be made in cash and shall occur no later than five (5) Business Days after such funds are received by the Company, as servicer."

     13. Amendment of Section 10.2 of the Existing Note Purchase Agreements.
Section 10.2 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.2 in its entirety and substituting the following new Section
10.2 in lieu thereof:

          "Section 10.2. Merger, Consolidation, etc. The Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or, except to the extent permitted by Section 10.1(a)(4)(D) and (E) hereof, convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any one or more Persons, without the express written consent of the Holders, and no such conveyance, transfer or lease shall have the effect of releasing the Company or any Successor Corporation from its liability under the Note Purchase Agreements, Notes or other Note Documents."

     14. Amendment of Section 10.3 of the Existing Note Purchase Agreements.
Section 10.3 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.3 in its entirety and substituting the following new Section
10.3 in lieu thereof:

          "Section 10.3. Sale of Assets.

          Subject to any additional requirements under Section 10.1 hereof, without the prior written consent of the Required Holders, the Company will not, and will not permit any of its Subsidiaries to:

          (a) sell, discount or otherwise dispose of Loans or any Collateral, or sell discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries with or without recourse, if a Default or Event of Default has occurred and is continuing or if the effect of such sale, discount or disposal would be to put the Company in violation of any of the covenants and agreements in this Agreement or any other of the Note Documents;

          (b) excluding for purposes hereof any sale, discounting or disposition permitted by Section 10.3(c) hereof, sell, discount or otherwise dispose of Loans or any Collateral, or sell discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries, with or without recourse, other than (1) to the Holders or the Collateral Agent, for the benefit of the Holders and, with respect to the pledged shares of Media and for so long as the Collateral Agency Agreement is in effect, to the Collateral Agent (as defined in the Collateral Agency Agreement), for the benefit of the Holders, (2) on or about the Fourth Amendment Effective Date, the transfer of Commercial Loans to the Parent to the extent permitted by Section 10.1(a)(4)(G) hereof, (3) contributions from the Company of cash or Medallion Loans to, and/or repurchases by the Company of Medallion Loans from, the SPV in connection with the Merrill Lynch Facility, to the extent permitted by Section 10.1(a)(4)(D) hereof,
     (4) the sales of Loans as permitted or required by the Merrill Lynch Facility, including additional sales of Medallion Loans by the Company to the SPV made on or after the Fourth Amendment Effective Date, and (5) after the Fourth Amendment Effective Date, participations in Medallion Loans in an aggregate principal amount not to exceed $5,000,000, including any accrued and unpaid interest and without discount thereon, to Atlantic Bank, as the lead lender, in exchange for a 100% interest in approximately $4,750,000 of Medallion Loans with respect to which Atlantic Bank was the lead lender and a 5% interest in approximately $5,000,000 of Medallion Loans with respect to which Atlantic Bank is the lead lender, all pursuant to documentation reasonably acceptable to the Agent and the Holders; provided that, in each such case referred to in this Section 10.3(b), no Default or Event of Default has occurred or is continuing, or would result therefrom;

          (c) excluding for purposes hereof any sale, discounting or disposition permitted by Section 10.3(b) hereof, sell, discount or otherwise dispose of Loans or any Collateral, or sell discount or otherwise dispose of other Receivables or obligations owing to the Company or any of its Subsidiaries, with or without recourse, other than (1) the sale of Loans to any Person who is not an Affiliate for a cash price not less than the than the outstanding principal amount thereof plus any accrued and unpaid interest and without discount thereon, provided such sale is an arm's length transaction made pursuant to the reasonable requirements of the Company's or such Subsidiary's business, (2) the sale of Loans to an Affiliate for a cash price not less than the sum of the outstanding principal amount thereof, plus any accrued interest and without discount thereon, (3) to a non-Affiliate for collection in the ordinary course of business, and (4) in connection with the grant of any participation in accordance with and to the extent permitted by Section 2.14 of the Bank Loan Agreement (as in effect on the Fourth Amendment Effective Date), and consistent in any event with past practices; provided that, in each such case referred to in this
     Section 10.3(c), (x) no Default or Event of Default has occurred or is continuing, or would result therefrom and (y) immediately upon receipt of the proceeds thereof, the Company makes the mandatory prepayment required with respect thereto under Section 8.8(c) hereof."

     15. Amendment of Section 10.4 of the Existing Note Purchase Agreements.
Section 10.4 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.4 in its entirety and substituting the following new Section
10.4 in lieu thereof:

          "Section 10.4. Intentionally Omitted."

     16. Amendment of Section 10.5 of the Existing Note Purchase Agreements.
Section 10.5 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.5 in its entirety and substituting the following new Section
10.5 in lieu thereof:

          "Section 10.5. Intentionally Omitted."

     17. Amendment of Section 10.8 of the Existing Note Purchase Agreements.
Section 10.8 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.8(e) in its entirety and substituting the following new
Section 10.8(e) in lieu thereof:

          "(e) make or maintain any Investment (including by way of the acquisition of any Person) in any Subsidiary or Affiliate, or any Person that after taking into account such Investment would become a Subsidiary or Affiliate, other than (1) Investments in the Parent arising in relation to the intercompany account between the Company and the Parent in an aggregate amount not to exceed $8,598,828 through the Maturity Date, (2) Investments in MFCC existing as of the Effective Date of the Third Amendment in an amount not to exceed $8,951,000, provided that the underlying transfers of Yellow Cab Loans were subject to the Liens of the Holders or the Collateral Agent, for the benefit of the Holders; (3) Investments in Medallion Business Credit, LLC existing as of the Effective Date of the Third Amendment in an amount not to exceed $7,274; and (4) Investments in the SPV made (A) in connection with the formation and capitalization of the SPV as required under or in connection with the Merrill Lynch Facility and (B) in order to cure or prevent any borrowing base default or rapid amortization event under the Merrill Lynch Facility, provided that no Event of Default shall exist with respect to the Bank Loan Agreement or the Note Purchase Agreements and no Event of Default shall exist with respect to the Bank Loan Agreement or the Note Purchase Agreements after giving effect to such transactions. For the avoidance of doubt, the Company shall not make, nor shall it permit any of its Subsidiaries to make, any Investment in Media or Business Lenders, LLC following the Effective Date of the Third Amendment."

     18. Amendment of Section 10.9 of the Existing Note Purchase Agreements.
Section 10.9 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.9 in its entirety and substituting the following new Section
10.9 in lieu thereof:

          "Section 10.9. Restricted Payments. The Company will not, and will not permit any Subsidiary to, make, or obligate itself to make, any Restricted Payment, provided that (a) after the Fourth Amendment Effective Date, the Company may make quarterly payments of the sum of (1) the minimum amount of Dividends required to be paid for the Company to retain its status as a regulated investment company pursuant to Section 851(a) of the Code, plus
     (2) the payment of Dividends required to be paid in order to avoid the imposition of excise taxes pursuant to the Code, as determined by the Company's Independent Public Accountants on the basis of good faith estimates provided by the Company, provided that any such amount to be paid under this Section 10.9 shall be quantified by the Company and in connection therewith, the Company authorizes the Agent and the Holders to communicate directly with the Company's Independent Public Accountants and authorizes such accountants to disclose to the Agent and the Holders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and its Subsidiaries and, provided further that five (5) days prior to any such payment, the Company shall deliver a certificate demonstrating pro forma compliance after making such payment with respect to any Principal Payments to be made with respect to Senior Debt, (b) after the Fourth Amendment Effective Date, the Company may contribute additional Medallion Loans or cash to, and/or repurchase Medallion Loans from the SPV in connection with the Merrill Lynch Facility at fair value in order to (1) cure any borrowing base defaults under the Merrill Lynch Facility and (2) to reacquire any Medallion Loans sold to the SPV which did not at the time of such sale meet the "eligibility criteria" for sale under the terms of the Merrill Lynch Facility, provided, in each case, that no Event of Default shall exist with respect to the Senior Facilities and no Event of Default shall exist with respect to the Senior Facilities after giving effect to such transactions and provided further that the Company provides prior written notice to the Agent and the Holders of any such contributions and/or repurchases to be made pursuant to this Section 10.9, and (c) on the date any Principal Payment or other prepayment (whether voluntary or otherwise) is made hereunder, the Company may prepay outstanding principal amounts of the Term Loans in an aggregate amount not to exceed the result of 82.74773% multiplied by the sum of the amount of such payment plus the aggregate amount of the Principal Payment or other repayment, as applicable, on such date. Any such Restricted Payments permitted under
     Section 10.9(a) above that are made to the Parent shall be paid as a credit to the intercompany balance owing from the Parent to the Company."

     Amendment of Section 10.10 of the Existing Note Purchase Agreements.
Section 10.10 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.10 in its entirety and substituting the following new
Section 10.10 in lieu thereof:

          "Section 10.10. Portfolio Purchases and Acquisitions. Without the prior written consent of the Required Holders, the Company will not make or effect, or obligate itself to make or effect, any Portfolio Purchase or other asset acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) or stock (or other equity interest) acquisition, other than (a) the repurchase of Medallion Loans from the SPV in connection with the Merrill Lynch Facility to the extent permitted by Section 10.1(a)(4)(D) hereof, (b) the repurchase of participations in Medallion Loans from Freshstart Venture Capital Corp. or Atlantic Bank to the extent permitted by Section 10.1(a)(4)(F) hereof, and (c) the exchange of Commercial Loans for Medallion Loans to the extent permitted by Section 10.1(a)(4)(G) hereof."

     19. Amendment of Section 10.14 of the Existing Note Purchase Agreements.
Section 10.14 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.14 in its entirety and substituting the following new
Section 10.14 in lieu thereof:

          "Section 10.14. Intentionally Omitted."

     20. Amendment of Section 10.15 of the Existing Note Purchase Agreements.
Section 10.15 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.15 in its entirety and substituting the following new
Section 10.15 in lieu thereof:

                  "Section 10.15.  Intentionally Omitted."

     21. Amendment of Section 10.18 of the Existing Note Purchase Agreements.
Section 10.18 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.18 in its entirety and substituting the following new
Section 10.18 in lieu thereof:

          "Section 10.18. Additional Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness without the prior written consent of the Required Holders, excluding for purposes hereof: (a) Indebtedness arising under the Note Documents; (b)

     Indebtedness to the Agent or the Funding Banks arising under the Bank Loan Agreement, subject to the terms and conditions of the Intercreditor Agreement; (c) Indebtedness secured by Liens permitted by Section 10.19(b),
     (c) or (g); and (d) unsecured current liabilities incurred in the ordinary course and paid within ninety (90) days after the due date thereof (unless diligently contested in good faith by appropriate proceedings and, if required by the Holders, reserved against in conformity with GAAP) other than liabilities for money borrowed or evidenced by bonds, debentures, notes or similar instruments, including unsecured liabilities (other than Indebtedness for money borrowed or that is evidenced by bonds, debentures, notes or other similar instruments) incurred by the Company in favor of the SPV in connection with the Merrill Lynch Facility."

     22. Amendment of Section 10.19 of the Existing Note Purchase Agreements.
Section 10.19 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.19(a) in its entirety and substituting the following new
Section 10.19(a) in lieu thereof:

          "(a) Liens created under the Company Security Agreement, MFCC Security Agreement and SPV Pledge Agreement, and any other Liens in favor of the Holders or the Collateral Agent, for the benefit of the Holders (including without limitation any Liens in favor of the Holders or the Collateral Agent, for the benefit of the Holders, on Yellow Cab Loans transferred to MFCC, which transfers were subject to such Liens);"

     23. Amendment of Section 10.20 of the Existing Note Purchase Agreements.
Section 10.20 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.20 in its entirety and substituting the following new
Section 10.20 in lieu thereof:

          "Section 10.20. Securitizations, etc. The Company shall not enter into any securitization or similar transaction (i.e., any transfer of its assets in connection with any sale, assignment or other transfer of any receivables, including accounts receivable, loan receivables, lease receivables or other payment obligations or any interest in any of the foregoing, which may in each case include any collections and other proceeds thereof, any collection or deposit accounts related thereto, or any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables) other than the Merrill Lynch Facility without the prior written consent of the Holders or as otherwise permitted by Section 10.3(b)(1), (3) and (4) and Section 10.3(c)(4) hereof."

     24. Amendment of Section 10.21 of the Existing Note Purchase Agreements.
Section 10.21 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.21 in its entirety and substituting the following new
Section 10.21 in lieu thereof:

          "Section 10.21. Intentionally Omitted."

     25. Amendment of Section 10.22 of the Existing Note Purchase Agreements.
Section 10.22 of the Existing Note Purchase Agreements is hereby amended by deleting Section 10.22 in its entirety and substituting the following new
Section 10.22 in lieu thereof:

          "Section 10.22. Subsidiaries. The Company shall not at any time form, create, own, acquire or allow to exist any Subsidiary other than MFCC and the SPV."

     26. New Section 10.23 of the Existing Note Purchase Agreements. Section 10 of the Existing Note Purchase Agreements is hereby amended by inserting, in proper numerical order, the following new Section 10.23:

          "Section 10.23. Executive Compensation. The Company shall not pay, or obligate itself to pay, directly or indirectly, any executive bonuses to, or otherwise increase the compensation in effect on the Fourth Amendment Effective Date of, either Alvin Murstein or Andrew Murstein until payment in full of the Senior Obligations (as defined in the Intercreditor Agreement, and inclusive of the Make-Whole Amount)."

     27. Amendment of Section 11 of the Existing Note Purchase Agreements.
Section 11 of the Existing Note Purchase Agreements is hereby amended by:

     (a) deleting Section 11(c)(i) in its entirety and substituting the following new Section 11(c)(i) in lieu thereof:

          "(i) the Company defaults in the performance of or compliance with any term in Sections 7.1(d), 8.8, 9.6, 9.8, 9.10, 9.12, 9.15, 10.1 through
     10.23, and 14.3 hereof, provided that if, within five (5) days of a Default under Section 10.13 hereof, the Company cures such Default, no such default shall have occurred for purposes hereof, or"

     (b) inserting the following parenthetical immediately before the semicolon at the end of Section 11(c)(iii):

          "(it being understood by the parties hereto that the provisions of this Section 11(c)(iii) shall not apply to the Documentation Punch List Letter)"

     (c) replacing the periods at the end of Sections 11(j) and (l) with the words "; or"

     (d) inserting the following new Sections 11(m) and (n) in proper alphabetical order:

          "(m) if loans made to the SPV under the Merrill Lynch Loan Agreement shall have become due and payable in full (whether at maturity or by acceleration) and shall not have been paid in full; and

          (n) if the Intercreditor Collateral Agent shall not have received $5,000,000 in proceeds from the Company on account of the sale of Medallion Loans to Freshstart Venture Capital Corp. within two (2) Business Days following the transfer of $4,100,000 by the Company to the Parent in connection with the transaction permitted and as required by Section 10.1(a)(4)(B) hereof."

     28. New Section 12.4 of the Existing Note Purchase Agreements. Section 12 of the Existing Note Purchase Agreements is hereby amended by inserting, in proper numerical order, the following new Section 12.4:

          "Section 12.4. Application of Further Payments. Subject to the terms of the Intercreditor Agreement, and notwithstanding anything to the contrary in the Notes, in the event that the Notes and all other amounts owing under the Note Documents shall have been declared due and payable or that all Notes shall not have been paid in full as of the Maturity Date, any funds received in respect of the Notes shall be applied by the Holders in the following manner and order of priority: (a) first, to the payment of fees, expenses or amounts (other than principal, interest or Make-Whole Amounts due in respect of the Notes) payable under the Note Documents, (b) second, to the payment of interest accrued in respect of any Make-Whole Amounts for which payment was deferred pursuant to Section 8.8(h) hereof, (c) third, to the payment of accrued and unpaid interest on the Notes, (d) fourth, to the payment of any Make-Whole Amounts, (e) fifth, to the payment of outstanding principal on the Notes and (f) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct."

     29. Amendment of Section 14 of the Existing Note Purchase Agreements.
Section 14 of the Existing Note Purchase Agreements is hereby amended by adding, in proper numerical order, the following new Section 14.3:

          "Section 14.3. Amortization Schedule. Principal on the Notes shall be repaid by the Company in accordance with the amortization schedule set forth below. Such payments (the "Principal Payments") shall be paid on or before the dates specified below and shall be applied pro rata to repay the Notes and the Term Loans in accordance with Section 5 of the Intercreditor Agreement. Any prepayments on the Notes made pursuant to Sections 8.2 or
     8.8 hereof on or after August 1, 2002, shall be applied against the monthly Principal Payments in chronological order of the dates on which such Principal Payments are to be made.

     ---------------------------------------- ----------------------------------
            Date of Principal Payment           Amount of Principal Payment
     ---------------------------------------- ----------------------------------
     Within two (2) Business Days following             $104,000,000
      the Fourth Amendment Effective Date
     ---------------------------------------- ----------------------------------
               September 30, 2002                        $2,000,000
     ---------------------------------------- ----------------------------------
                October 31, 2002                         $2,000,000
     ---------------------------------------- ----------------------------------
                November 30, 2002                       $17,000,000
     ---------------------------------------- ----------------------------------
                December 31, 2002                        $5,500,000
     ---------------------------------------- ----------------------------------
                January 31, 2003                        $21,500,000
     ---------------------------------------- ----------------------------------
                February 28, 2003                        $2,000,000
     ---------------------------------------- ----------------------------------
                 March 31, 2003                          $2,000,000
     ---------------------------------------- ----------------------------------
                 April 30, 2003                          $1,000,000
     ---------------------------------------- ----------------------------------
                  May 31, 2003                           $1,000,000
     ---------------------------------------- ----------------------------------

     ---------------------------------------- ----------------------------------
                  June 30, 2003                          $1,000,000
     ---------------------------------------- ----------------------------------
                  July 31, 2003                          $1,000,000
     ---------------------------------------- ----------------------------------
                                               All outstanding amounts under
                 August 31, 2003                the Notes and the Term Loans
     ---------------------------------------- ----------------------------------

     30. Waivers.

     (a) Subject to the terms and conditions hereof, each of the Holders hereby waives (i) the Company's compliance with the requirement of Section 10.8(e) of the Existing Note Purchase Agreements; provided that Investments in the Parent with respect to the intercompany account between the Company and the Parent in an aggregate amount do not to exceed $8,598,828 through August 31, 2003, and
(ii) the Events of Default set forth on Annex B hereto.

     (b) The Company hereby acknowledges that (i) one or more Events of Default have occurred since May 15, 2002, (ii) the waivers contained in this Amendment shall not become effective until the Fourth Amendment Effective Date and (iii) the Holders have been collecting and will continue to collect until the Fourth Amendment Effective Date, and the Holders shall be entitled to retain, interest on all outstanding Notes at the Default Rate in the Outstanding Notes.

     (c) The Company has reported certain violations of the Bank Loan Agreement. Subject to the terms and conditions hereof, each of the Holders, following the effectiveness of the waivers required by Section 34(a)(iv) and (v) of this Amendment, hereby waives any Default or Event of Default which may have occurred or may occur under Section 11(l) of the Existing Note Purchase Agreements to the extent such defaults are described in such waivers, provided that such defaults do not exceed the thresholds required by the Agent and the Funding Banks in any such waiver of the defaults and events of default under the Bank Loan Agreement.

     31. Amendments to Company Security Agreement.

     (a) Section 2.1 of the Company Security Agreement is hereby amended by inserting the following new paragraph at the end of such section:

          "Notwithstanding the foregoing, to the extent any Investments are made in the SPV as permitted by Section 10.8(e)(4) of the Note Purchase Agreements, the SPV shall acquire the assets comprising such Investments free and clear of the liens created by this Agreement and the other Note Documents. To the extent that any Medallion Loan, Commercial Loan or other asset is sold, transferred or disposed of and the sale, transfer or disposition is permitted under the Note Purchase Agreements, the sale, transfer or disposition of the asset shall be free and clear of the liens created by this Agreement and the other Note Documents. However, in the case of any such permitted Investment, sale, transfer or disposition, the liens created by this Agreement and the other Note Documents shall attach to the proceeds of the Investment, sale, transfer of disposition. In the case of an Investment, sale, transfer or disposition free and clear of the liens created by this Agreement and the other Note Documents, the Collateral Agent is authorized to provide to the transferee appropriate evidences of release of the liens. If the Investment, sale, transfer or disposition is permitted under the Note Purchase Agreements only in the absence of a Default or Event of Default, the Collateral Agent shall be fully protected in providing such evidence of release so long as the officers of the Collateral Agent active on the Company's account have no actual knowledge of the existence of a Default or Event of Default. Nothing in this Section 2.1 shall result in a lien on or a security interest in the Capital Stock of Freshstart Venture Capital Corp in favor of the Holders."

     (b) Section 4.1 of the Company Security Agreement is hereby amended by:

          (i) deleting the third paragraph thereof in its entirety and inserting the following new paragraph in lieu thereof:

               "To the best of the Company's knowledge, each outstanding Loan does, and each future Loan will, represent a bona fide, valid and legally enforceable indebtedness according to its terms (excluding, for purposes of such representation, Specified Loans (as defined in the Note Purchase Agreements) which do not comply with such requirement solely on account of such Loans' status as Specified Loans), and each Loan, at the time of creation thereof, except with the consent of the Collateral Agent and the Noteholders, will be subject to no offsets, discounts, counterclaims, contra-accounts or any other defense of any kind or character that materially adversely affects the value of the Loan (excluding, for purposes of such representation, Specified Loans (as defined in the Note Purchase Agreements) which do not comply with such requirement solely on account of such Loans' status as Specified Loans);"

          (ii) inserting the following parenthetical prior to the semicolon at the end of the fourth paragraph thereof:

               "(excluding, for purposes of such representation, Specified Loans (as defined in the Note Purchase Agreements) which do not comply with such requirement solely on account of such Loans' status as Specified Loans)" and

          (iii) inserting the following parenthetical prior to the semicolon at the end of the final paragraph thereof:

               "(excluding, for purposes of such representation, Specified Loans (as defined in the Note Purchase Agreements) which do not comply with such requirement solely on account of such Loans' status as Specified Loans)".

     (c) Section 7 of the Company Security Agreement is hereby amended by inserting, in proper numerical order, the following new Section 7.14:

          "Section 7.14. Inconsistent Provisions. If any provision of this Agreement relating to any lien on or security interest in any Investment by the Company in Taxi Medallion Loan Trust I, a special purpose, bankruptcy remote, Delaware business trust, shall be inconsistent with, or contrary to, any provision in the Collateral Assignment of Ownership Interests dated as of September 11, 2002 (the "Assignment"), from the Company in favor of the Holders, the provision in the Assignment shall be controlling and shall supersede such inconsistent provision in this Agreement to the extent necessary to give full effect to all provisions contained in the Assignment; provided, however, that but for the limitations imposed on account of the Standback Termination Date (as such term is defined in the Assignment), nothing contained in the Assignment shall derogate from any of the rights or remedies of the Agent contained in this Agreement or such document."

     32. Irrevocable Payment Instructions.

     (a) Prior to the Fourth Amendment Effective Date, the Company shall enter into a funds transfer agreement with the Collateral Agent on the Collateral Agent's customary form, which funds transfer agreement shall be in form and substance satisfactory to the Holders and shall, in addition to its usual and customary terms, provide as follows:

          (i) The Company submits to the Collateral Agent a standing payment order to pay from the Company's operating account the amount set forth at any time or from time to time in any written notification received by the Collateral Agent from the Holders (A) stating that the transfer is being requested to pay the outstanding fees and expenses of counsel to the Holders, Nightingale & Associates LLC or any other financial consultants hired by the Holders or their counsel and (B) containing funds transfer instructions.

          (ii) The Collateral Agent shall be fully protected in relying on any such notification and complying with the funds transfer instructions contained therein and shall not be responsible for the truth, accuracy, authenticity or genuineness of the notification or of any information contained therein. The Company agrees to indemnify and to hold the Collateral Agent harmless from and against any losses, costs or expenses sustained or incurred by the Collateral Agent in accepting a payment order and complying with the funds transfer instructions. Such indemnity obligations shall constitute obligations under the Bank Loan Agreement secured by the Collateral.

          (iii) The standing payment order set forth in this Section 32(a) shall not be cancelled, and the Company and the Collateral Agent agree that the funds transfer agreement shall not be amended so as to derogate from the provisions in favor of the Holders contained in this Section 32(a), without the prior written consent of the Holders.

     (b) Subject to the provisions of Section 7.3(c) of the Note Purchase Amendments, if the Holders should at any time or from time to time determine that the unpaid reimbursements due and owing from the Company on account of invoices for the fees and expenses of counsel to the Holders, Nightingale & Associates LLC and any other financial consultants hired by the Holders or their counsel, equal or exceed $150,000 in the aggregate, the Holders shall be entitled to provide written notification thereof to the Collateral Agent, which notification shall (i) state that a funds transfer is being requested to pay in full the outstanding fees and expenses of counsel to the Holders, Nightingale & Associates LLC and any other financial consultants hired by the Holders or their counsel and (ii) contain funds transfer instructions. Upon receipt of such notification, (x) the Collateral Agent shall debit the Company's operating account in an amount equal to such unpaid fees and expenses and transfer such amount to the Holders or as otherwise directed in such notification and (y) the Company and its Subsidiaries shall be deemed to have unconditionally released, waived and forever discharged all claims, offsets, causes of action, suits or defenses of any kind whatsoever (other than claims by the Company against any agent of the Holders to recover fees or expenses paid to such agent pursuant to this Section 32(b) if and to the extent such payment was caused by or resulted from such agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order), whether arising at law or in equity, whether known or unknown, which the Company or any Subsidiary might otherwise have against the Collateral Agent, any Holder or any directors, officers, employees or agents of any Holder, including without limitation counsel to the Holders, Nightingale & Associates LLC and any other financial consultants hired by the Holders or their counsel, arising in connection with, concerning or relating in any way to any payment or request for payment made pursuant to this Section 32(b) or any fees or expenses for which reimbursement may be sought pursuant to this Section 32(b).

     33. Representations and Warranties, Etc.

     (a) Each of the Company and the Guarantors hereby represents and warrants to the Holders as of the date hereof, and as of any date on which the conditions set forth in Section 34 of this Amendment are met, as follows:

          (i) The execution and delivery by each of the Company and the Guarantors of this Amendment and all other instruments and agreements required to be executed and delivered by each of the Company and the Guarantors in connection with the transactions contemplated hereby and thereby or referred to herein or therein (collectively, the "Amendment Documents"), and the performance by each of the Company and the Guarantors of any of their respective obligations and agreements under the Amendment Documents, the Note Purchase Agreements and the other Note Documents, as amended hereby, are within the corporate or other authority of each of the Company and the Guarantors, as the case may be, have been duly authorized by all necessary proceedings on behalf of each of the Company and the Guarantors, as the case may be, and do not and will not contravene any provision of law or of any judgment, order or decree applicable to or binding on the Company or the Guarantors, or of the Company's or either Guarantor's charter, other incorporation or organizational papers, or by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Company or the Guarantors.

          (ii) Each of the Amendment Documents, the Note Purchase Agreements and the other Note Documents, as amended hereby, to which the Company or a Guarantor is a party constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

          (iii) No approval or consent of, or filing with, any Governmental Authority is required to make valid and legally binding the execution, delivery or performance by each of the Company and the Guarantors of the Amendment Documents, the Note Purchase Agreements or any other Note Document, as amended hereby, or the consummation by each of the Company and the Guarantors of the transactions among the parties contemplated hereby and thereby or referred to herein or therein.

          (iv) The representations and warranties contained in Section 5 of the Existing Note Purchase Agreements and in the other Note Documents were true and correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Note Purchase Agreements and the other Note Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse to the interests of the Funding Banks or the Holders) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof.

          (v) Each of the Company and the Guarantors has performed and complied in all material respects with all terms and conditions herein and in the Note Documents required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

          (vi) The Company is a closed end management investment company registered under the 1940 Act. The Company is an "investment company," as such term is defined in the 1940 Act. The Company is not a "business development company," as such term is defined in the 1940 Act. The purchase of the Notes by the Holders, the application of the proceeds and repayment thereof by the Company and the performance of the transactions contemplated by this Agreement and other Note Documents did not and will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder.

     (b) Each of the Company and the Guarantors acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in Section 5 of the Note Purchase Agreements, a breach of which shall constitute an Event of Default under the Note Purchase Agreements.

     34. Effectiveness.

     (a) Except as set forth in Section 34(b) below, this Amendment shall become effective as of the date first written above (the "Fourth Amendment Effective Date") upon the satisfaction of each of the following conditions, in each case in a manner satisfactory to, and in form and substance satisfactory to, the Holders on or before September 13, 2002:

          (i) This Amendment shall have been duly executed and delivered by each of the Company, the Guarantors and the Holders and shall be in full force and effect.

          (ii) The Holders shall have received amended and restated Notes executed by the Company and issued pursuant to Section 13.2 of the Existing Note Purchase Agreements, in the forms attached hereto as Annex C (Series A Notes) and Annex D (Series B Notes), respectively.

          (iii) The Holders shall have received evidence that the SPV Pledge Agreement shall have been duly executed, in full force and effect and delivered to the Collateral Agent, together with (A) all trust certificates or other certificates evidencing the

     Company's beneficial and ownership interests in the SPV, (B) a dated instruction letter to the trustee, advising the trustee of the transfer of the trust certificate, (C) instruments of assignment duly executed in blank, and (D) an undated consent from the management board of the SPV, consenting to the transfer, each in form and substance satisfactory to the Holders.

          (iv) The Holders shall have received (A) evidence of the effectiveness of an amendment to the Bank Loan Agreement, in form and substance satisfactory to the Holders, and (B) evidence of the waiver of any defaults existing immediately prior to the Fourth Amendment Effective Date under the Bank Loan Agreement, each in form and substance satisfactory to the Holders.

          (v) The Holders shall have received (A) evidence of the effectiveness of an amendment to the Financial Agreement, in form and substance satisfactory to the Holders, together with all requisite consents from the Financial Banks, in form and substance satisfactory to the Holders, including consent for the $5,000,000 capital contribution by the Parent to Freshstart Venture Capital Corp and (B) evidence of the waiver of any defaults existing immediately prior to the Fourth Amendment Effective Date under the Financial Agreement.

          (vi) The Holders shall have received copies of all documentation executed and delivered in connection with the Merrill Lynch Facility, together with evidence of consummation of the Merrill Lynch Facility upon terms and conditions satisfactory to the Holders.

          (vii) The Holders and the Agent shall have received a payment of not less than $99,000,000 from the proceeds of the consummation of the Merrill Lynch Facility and cash on hand of the Company, which payment (A) when added to the proceeds to be received on account of the transaction permitted pursuant to Section 10.1(a)(4)(B) of the Note Purchase Agreements, shall total no less than $104,000,000 and (B) shall be applied to repay outstanding Term Loans and the principal amounts outstanding under the Notes, in an amount equal to one hundred percent (100%) of such payment, with such payment being allocated among the Agent, the Funding Banks, and the Holders on a pro rata basis in accordance with the provisions of Section 5 of the Intercreditor Agreement.

          (viii) The Holders shall have received all accrued and unpaid interest on the Outstanding Notes due and owing immediately prior to the Fourth Amendment Effective Date.

          (ix) The Holders shall have received a fee equal, in the aggregate, to 0.25% of the outstanding principal of the Notes after giving effect to payment of the Principal Payment due on the Fourth Amendment Effective Date. Such fee shall be fully earned as of the Fourth Amendment Effective Date and non-refundable when paid.

          (x) The Holders shall have received evidence that the $854,000 intercompany balance between the Company and Freshstart Venture Capital Corp. has been reduced to $0.

          (xi) All reports, statements, schedules, certificates and other documents required to be delivered to the Holders pursuant to Section 7.1 of the Note Purchase Agreements, as amended by this Amendment, shall have been so delivered.

          (xii) The Holders shall have received a copy of a fully executed letter between the Company and a document imaging company, such letter to be in form and substance reasonably satisfactory to the Collateral Agent, which letter sets forth rates for such document imaging company to produce compact discs containing imaged copies of all of the promissory notes, security agreements and financing statements related to the Loans constituting Collateral, with such descriptive data items attached to each such promissory note, security agreement and financing statement as may be required by the Collateral Agent to permit sorting and indexing.

          (xiii) Except as specified in the Documentation Punch List Letter, the Collateral Agent shall have received (A) copies of appropriate assignment documents for intercompany loan transfers identified by M.R. Weiser as necessary or desirable including, without limitation, all promissory notes owned by the Company marked to reflect any chain of assignment thereof to the Company and (B) satisfactory evidence that all necessary steps to rectify any material deficiencies noted by M.R. Weiser in its review of the Collateral have been performed.

          (xiv) The Holders shall have received from the Secretary of the Company a copy, certified by such Secretary to be true and complete as of such date, of the resolutions of its Board of Directors or other management authorizing, to the extent it is a party thereto, the execution, delivery and performance of the Fourth Amendment.

          (xv) The Holders shall have received favorable legal opinions, dated as of the date hereof, in form and substance satisfactory to the Holders, from counsel to the Company and the Guarantors and Delaware counsel to the Company, concerning corporate or other applicable entity authority matters and the enforceability of each of the Amendment Documents and the SPV Pledge Agreement, and the Note Purchase Agreements and the other Note Documents as amended thereby, and concerning such other matters as the Holders may request.

          (xvi) The Holders shall have received the funds transfer agreement required by Section 32(a) of this Amendment, signed by the Company and the Collateral Agent.

          (xvii) Kaye Scholer LLC shall have received payment of all fees and expenses outstanding as of the date hereof, including, but not limited to, fees and expenses occurred in connection with the preparation of this Amendment and ancillary documentation and all fees and expenses incurred in connection with the employment of Nightingale & Associates LLC.

          (xviii) Kaye Scholer LLC shall have received payment of an additional retainer in the amount of $100,000 from the Company, which amount shall include a retainer on account of the continued employment of Nightingale & Associates LLC.

          (xix) The Holders shall have received such other items, documents, agreements or actions as they may reasonably request in order to effectuate the transactions contemplated hereby.

     (b) The amendments set forth in (i) Section 10.1(a)(4)(G) (sale of up to $10,000,000 of Commercial Loans to the Parent in exchange for Medallion Loans of equivalent value), (ii) Section 10.1(a)(4)(B) (transfer of $4,100,000 to the Parent as reimbursement for allocable overhead and expenses) and (iii) Section 10.1(a)(4)(F) (repurchase of participations in Medallion Loans from Freshstart Venture Capital Corp.) shall become effective as of the date hereof. In the event that either of the transactions described in Sections 34(b)(i) and (ii) above occur on or after the date hereof and prior to the Fourth Amendment Effective Date, the requirement that no Default or Event of Default shall have occurred or be continuing, or would result therefrom, shall not apply thereto.

     (c) The Holders agree to provide notice to the Company of the occurrence and date of the Fourth Amendment Effective Date promptly upon satisfaction of each of the foregoing conditions. Such notice shall be conclusive and binding on all parties hereto.

     35. Release. In order to induce the Holders to enter into this Amendment, the Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that: (a) none of the Company nor such Subsidiaries has any claim or cause of action against any Holder (or any of their respective directors, officers, employees or agents); (b) none of the Company nor such Subsidiaries has any offset rights, counterclaims or defenses of any kind against any of its respective obligations, indebtedness or liabilities to any Holder; and (c) each of the Holders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and each such Subsidiary. The Company, on behalf of itself and its Subsidiaries, wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Holders' rights, interests, contracts, collateral security or remedies. Therefore, the Company, on behalf of itself and its Subsidiaries, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Holder to the Company or any of its Subsidiaries, except the obligations to be performed by any Holder on or after the date hereof as expressly stated in this Amendment, the Note Purchase Agreement and the other Note Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Company or any such Subsidiary might otherwise have against any Holder or any of its directors, officers, employees or agents, in either case (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

     36. Intercompany Allocation of Fees/Expenses. On or before October 15, 2002, the Company shall cause all fees and expenses incurred by the Company on behalf of the Parent or any Affiliate in connection with the negotiation and preparation of this Amendment, the amendments required by Sections 34(a)(iv) and
(v) hereof or the Merrill Lynch Facility, to be paid by the Parent or such Affiliate, as the case may be, in accordance with the Company's existing method of allocation.

     37. Miscellaneous Provisions.

     (a) The Company hereby ratifies and confirms all of its obligations to the Holders under the Note Purchase Agreements and the other Note Documents, in each case as amended hereby, including, without limitation, the Notes, and the Company hereby affirms its absolute and unconditional promise to pay to the Holders amounts owed in connection with the Notes, reimbursement obligations and all other amounts due or to become due and payable to the Holders under the Note Purchase Agreements and other Note Documents, as amended hereby. Except as expressly amended hereby, each of the Existing Note Purchase Agreements and the other Note Documents shall continue in full force and effect. This Amendment and each Note Purchase Agreement shall hereafter be read and construed together as a single document.

     (b) No consent or waiver herein granted shall extend to or affect any obligations not expressly herein consented to or waived or shall impair any right of the Holders consequent thereon. No consent or waiver herein granted shall extend beyond the term expressly set forth herein for such consent or waiver, nor shall anything contained herein be deemed to imply any willingness of the Holders to agree to, or otherwise prejudice any rights of the Holders with respect to, any similar or dissimilar consents or waivers that may be requested in the future.

     (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                       Signature pages immediately follow

         This Fourth Amendment is hereby accepted and agreed to as of the date aforesaid.


                                        MEDALLION FUNDING CORP.

                                        By: /s/ Alvin Murstein
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: CEO

                                        By: /s/ James E. Jack
                                            ------------------------------
                                             Name:  James E. Jack
                                             Title: CFO and EVP

     This Fourth Amendment is hereby accepted and agreed to as of the date aforesaid.

                                        THE TRAVELERS INSURANCE COMPANY

                                        By: /s/ Denise T. Duffee
                                            ------------------------------
                                            Name:  Denise T. Duffee
                                            Title: Investment Officer


                                        FIRST CITICORP LIFE INSURANCE COMPANY

                                        By: Travelers Asset Management
                                            International Company LLC

                                            By: /s/ Denise T. Duffee
                                                ------------------------------
                                                Name:  Denise T. Duffee
                                                Title: Investment Officer


                                        CITICORP LIFE INSURANCE COMPANY

                                        By: Travelers Asset Management
                                            International Company LLC

                                            By: /s/ Denise T. Duffee
                                                ------------------------------
                                                Name:  Denise T. Duffee
                                                Title: Investment Officer


                                        UNITED OF OMAHA LIFE INSURANCE COMPANY

                                        By: /s/  Curtis R. Caldwell
                                            ------------------------------
                                            Name:  Curtis R. Caldwell
                                            Title: Vice President


                                        COMPANION LIFE INSURANCE COMPANY

                                        By: /s/ Curtis R. Caldwell
                                            ------------------------------
                                            Name:  Curtis R. Caldwell
                                            Title: Authorized Signer

     This Fourth Amendment is hereby accepted and agreed to as of the date aforesaid.


                                        FLEET NATIONAL BANK (f/k/a FLEET BANK,
                                        N.A.), in its separate capacities as
                                        Collateral Agent under the Company
                                        Security Agreement, the Intercreditor
                                        Agreement and the Collateral Agency
                                        Agreement

                                        By: /s/ Mark A. Van Osdol
                                            ------------------------------
                                            Name:  Mark A. Van Osdol
                                            Title: Senior Vice President

     Each of the undersigned hereby reaffirms and ratifies all of its agreements and obligations under the Note Documents which such Person is party to, and confirms that it consents to the amendment of the Existing Note Purchase Agreements as set forth above.

                                        MEDALLION TAXI MEDIA, INC.

                                        By: /s/ Andrew Murstein
                                            ------------------------------
                                            Name:  Andrew Murstein
                                            Title: CEO

                                        By: /s/ Michael Leible
                                            ------------------------------
                                            Name:  Michael Leible
                                            Title: President


                                        MEDALLION FINANCIAL CORP.

                                        By: /s/ Alvin Murstein
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: President

                                        By: /s/ James E. Jack
                                            ------------------------------
                                            Name:  James E. Jack
                                            Title: CFO and EVP


                                        MEDALLION FUNDING CHICAGO CORP.

                                        By: /s/ Alvin Murstein
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: CEO

                                        By: /s/ James E. Jack
                                            ------------------------------
                                             Name:  James E. Jack
                                             Title: CFO

                                   Schedule A
                                   ----------


                                                 PRINCIPAL AMOUNT OF THE
          NAME OF HOLDER OF                      NOTES HELD AS OF FOURTH
          OUTSTANDING NOTES                      AMENDMENT EFFECTIVE DATE

THE TRAVELERS INSURANCE COMPANY                   $2,192,424.65 Series A
                                                  $2,192,424.65 Series B

FIRST CITICORP LIFE INSURANCE COMPANY              $219,242.47 Series A
                                                    $219,242.47Series B

CITICORP LIFE INSURANCE COMPANY                    $219,242.47 Series A
                                                   $219,242.47 Series B
                                                   $109,621.23 Series A
                                                   $109,621.23 Series B

UNITED OF OMAHA LIFE INSURANCE COMPANY            $1,863,560.95 Series A
                                                  $1,863,560.95 Series B

COMPANION LIFE INSURANCE COMPANY                   $328,863.70 Series A
                                                   $328,863.70 Series B

                                     Annex A
                                     -------

                               Monitoring Reports
                               ------------------


                               [To be agreed upon]

                                     Annex B
                                     -------

                      Waived Defaults or Events of Default
                      ------------------------------------

1.   Section 7.1(i)

2.   Section 10.3*

3.   Section 10.8(e)*

4.   Section 10.11*

5.   Section 10.14

6.   Section 10.15

7.   Section 10.18

8.   Section 10.20*

9.   Section 10.22*


* The Company is in default of these covenants due to closing of the Merrill Lynch Facility.

                                     Annex C
                                     -------

                              Form of Series A Note
                              ---------------------

                             MEDALLION FUNDING CORP.

            8.85% SENIOR SECURED NOTE, SERIES A, DUE AUGUST 31, 2003

No. RA-____                                                   September 13, 2002
$__________                                                      PPN 58403# AC 1

     FOR VALUE RECEIVED, the undersigned, MEDALLION FUNDING CORP. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to _____________________, or registered assigns, the principal sum of _________________________________________ DOLLARS,
pursuant to the terms of the Note Purchase Agreements (as hereinafter defined) but in any event not later than August 31, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof, together with any Make-Whole Amount for which payment has been deferred by agreement of the Company and the holder hereof (as set forth in the Note Purchase Agreements), at the rate of (i) 8.85% per annum for the period from and including the date hereof through and including January 11, 2003, (ii) 9.35% per annum for the period from and including January 12, 2003, through and including May 11, 2003; and (iii) 9.85% per annum from and including May 12, 2003 and thereafter, payable monthly in arrears, on the first Business Day of each month, commencing with the first Business Day in the month of October 2002, until the principal hereof shall have become due and payable, and (b) without duplication of amounts under clause (a), to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and during the continuance of an Event of Default (as defined in the Note Purchase Agreements), payable monthly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate otherwise borne hereunder plus 2% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of 8.85% Senior Secured Notes, Series A, due August 31, 2003, issued, together with the Company's 8.85% Senior Secured Notes, Series B, due August 31, 2003 (herein called the "Notes"), pursuant to the separate Note Purchase Agreements, each dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note amends and restates in its entirety that certain 8.35% Senior Secured Note, Series A, due June 1, 2003, number RA-___, in the aggregate principal amount of $_________________ pursuant to that certain "Fourth Amendment to the Note Purchase Agreements, Limited Waiver and Consent" dated as of September 11, 2002.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                 Remainder of this page intentionally left blank

                                        MEDALLION FUNDING CORP.

                                        By:
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: Chief Executive Officer

                                        By:
                                            ------------------------------
                                            Name:  James E. Jack
                                            Title: Chief Financial Officer

                                     Annex D
                                     -------

                              Form of Series B Note
                              ---------------------

                             MEDALLION FUNDING CORP.

            8.85% SENIOR SECURED NOTE, SERIES B, DUE AUGUST 31, 2003

No. RB-____                                                   September 13, 2002
$__________                                                      PPN 58403# AD 9

     FOR VALUE RECEIVED, the undersigned, MEDALLION FUNDING CORP. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to _____________________, or registered assigns, the principal sum of _______________________________________ DOLLARS on
August 31, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof, together with any Make-Whole Amount for which payment has been deferred by agreement of the Company and the holder hereof (as set forth in the Note Purchase Agreements referred to below), at the rate of (i) 8.85% per annum for the period from and including the date hereof through and including January 11, 2003, (ii) 9.35% per annum for the period from and including January 12, 2003, through and including May 11, 2003; and (iii) 9.85% per annum from and including May 12, 2003 and thereafter, payable monthly in arrears, on the first Business Day of each month, commencing with the first Business Day in the month of October 2002, until the principal hereof shall have become due and payable, and (b) without duplication of amounts under clause (a), to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and during the continuance of an Event of Default (as defined in the Note Purchase Agreements referred to below), payable monthly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate otherwise borne hereunder plus 2% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series B, due August 31, 2003, issued, together with the Company's 8.85% Senior Secured Notes, Series A, due August 31, 2003 (herein called the "Notes"), pursuant to separate Note Purchase Agreements, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note amends and restates in its entirety that certain 8.35% Senior Secured Note, Series B, due June 1, 2003, number RB-___, in the aggregate principal amount of $_________________ pursuant to that certain Fourth Amendment to the Note Purchase Agreements, Limited Waiver and Consent dated as of September 11, 2002.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                 Remainder of this page intentionally left blank

                                        MEDALLION FUNDING CORP.


                                        By:
                                            ------------------------------
                                            Name:  Alvin Murstein
                                            Title: Chief Executive Officer


                                        By:
                                            ------------------------------
                                            Name:  James E. Jack
                                            Title: Chief Financial Officer